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                                                                      EXHIBIT 11

                        THE GENERAL CHEMICAL GROUP INC.
                       COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNT)
                                  (UNAUDITED)

     Earnings per share were calculated as follows:

                                                                                      YEARS ENDED DECEMBER 31,
                                                                                    -----------------------------
                                                                                     1994       1995       1996
                                                                                    -------    -------    -------
Primary
     Total income used for primary earnings per share............................   $20,102    $21,093    $46,608
                                                                                    -------    -------    -------
                                                                                    -------    -------    -------
     Weighted average common shares outstanding..................................    19,737     19,737     21,333
     Weighted average common equivalent shares...................................     --         --           588
                                                                                    -------    -------    -------
     Weighted average common and common equivalent shares........................    19,737     19,737     21,921
                                                                                    -------    -------    -------
                                                                                    -------    -------    -------
     Primary earnings per common share and common equivalent share...............   $  1.02    $  1.07    $  2.13
                                                                                    -------    -------    -------
                                                                                    -------    -------    -------
Fully Diluted
     Total income used for fully diluted earnings per share......................   $20,102    $21,093    $46,608
                                                                                    -------    -------    -------
                                                                                    -------    -------    -------
     Weighted average common shares outstanding..................................    19,737     19,737     21,333
     Weighted average common equivalent shares...................................     --         --           833
                                                                                    -------    -------    -------
     Weighted average common and common equivalent shares........................    19,737     19,737     22,166
                                                                                    -------    -------    -------
                                                                                    -------    -------    -------
     Fully diluted earnings per common share and common
       equivalent share..........................................................    $1.02      $1.07      $2.10
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





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